                                                                     Exhibit 4.3

                                                            IDENTIX INCORPORATED


                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of July 6, 2000, by and between Identix Incorporated, a Delaware corporation with principal offices at 510 N. Pastoria Avenue, Sunnyvale CA 94086 (the "Company"), and Motorola, Inc., a Delaware corporation with principal offices at 1303 E. Algonquin Road, Schaumburg, IL 60196 (the "Purchaser").

     WHEREAS:

     (A) The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission under the Securities Act.

     (B) The Board of Directors of the Company has adopted the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of the Company (the "Certificate of Designation") in the form attached hereto as Exhibit A, which among other matters, establishes the rights, preferences and privileges of the Company's $0.01 par value Series A Preferred Stock (the "Series A Preferred").

     (C) The Purchaser desires to purchase subject to the terms and conditions stated in this Agreement, (i) the number of shares of the Company's Series A Preferred determined in accordance with Section 2(b) hereof and (ii) a warrant (the "Warrant") to purchase the number of shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock") determined in accordance with
Section 2(b) hereof.

     NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

1.   CERTAIN DEFINITIONS.

     For purposes of this Agreement:

     "Bloomberg" means Bloomberg Financial Markets, or a comparable financial reporting service of national reputation selected by the Company if Bloomberg Financial Markets is not, at any given time, reporting the Closing Price of the Common Stock.

     "Business Day" means any day on which the principal United States securities exchange or trading market on which the Common Stock is listed or traded is open for trading.

     "Closing" means the closing of the sale and purchase of the Shares contemplated by this Agreement.

     "Closing Date" means the date and time of the Closing.

     "Closing Price" means, as of any date, the closing price of the Common Stock on the principal United States securities exchange or trading market on which the Common Stock is listed or traded as reported by Bloomberg.

     "Common Shares" means the shares of Common Stock issuable upon conversion of the Shares.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Investment Amount" means $3,750,000, which is the dollar amount to be invested in the Company at the Closing pursuant to this Agreement by the Purchaser.

     "iTtrust Business" means the iTrust division within the Company (or any other division, subsidiary, affiliate or other entity in which the iTrust business or assets are conveyed, transferred or assigned, whether through reorganization, restructuring or otherwise), which division designs, develops and sells fully-integrated, secure-transactions management services for the internet and wireless markets. Such services include user authentication, validation of content delivery, content control and transaction management, and variations thereof. As part of its integrated service solution, the iTrust Business uses, sells, licenses and distributes core biometric finger imaging hardware, software and algorithmic solutions developed, independently from the iTrust division, by the IT Security division of the Company. The iTrust Business has developed no products or technology to date.

     "Market Price" means, with respect to any date of determination, the average Closing Price during the 10 Trading Days immediately prior to such date, in each case appropriately adjusted to reflect any stock dividend, stock split or similar transaction during such period.

     "Material Adverse Effect" means any material adverse effect on (i) the ability of the Company to perform its obligations hereunder (including the issuance of the Shares) or (ii) the business, operations, properties, or financial condition of the Company and its subsidiaries, taken as a whole.

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

     "Rights Agreement" means the Information and Registration Rights Agreement substantially in the form attached as Exhibit C hereto, as amended from time to time in accordance with the terms thereof.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Shares, the Common Shares, the Warrant and the Warrant Shares.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means the shares of Series A Preferred Stock to be issued and sold by the Company and purchased by the Purchaser at the Closing.

     "Trading Day" means a Business Day on which at least 10,000 shares of Common Stock are traded on the principal United States securities exchange or trading market on which such security is listed or traded as reported by Bloomberg.

     "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrant.

2.   PURCHASE AND SALE OF SHARES AND WARRANTS.

     a.   Generally.  Except as otherwise provided in this Section 2 and subject
          ---------
to the satisfaction (or waiver) of the conditions set forth in Section 6 and
Section 7 below, the Purchaser shall purchase the number of Shares determined as provided in this Section 2 and the Warrant, and the Company shall issue and sell such number of Shares and the Warrant to the Purchaser for the Investment Amount as provided below.

     b.   Closing; Number of Shares; Form of Payment; Warrant.
          ---------------------------------------------------

          (i) Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7, the Closing Date shall be at 10:00 a.m. Pacific Daylight Time on July 7, 2000, or such other date or time as the parties may mutually agree. The Closing shall occur at the offices of the Company, or at such other place as the parties may mutually agree.

          (ii) On the Closing Date, the Company shall sell and the Purchaser shall buy the number of Shares equal to the quotient of (A) the Investment Amount divided by (B) the Market Price on the Closing Date.

          (iii) On the Closing Date, the Purchaser shall pay the Company the Investment Amount in immediately available funds by wire transfer to the Company, in accordance with the Company's written wiring instructions against delivery of

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

certificates representing the number of Shares being purchased by the Purchaser, and the Company shall deliver such Shares against delivery of the Investment Amount by the Purchaser.

          (iv) On the Closing Date, in consideration of the investment by the Purchaser on the Closing Date, the Company shall issue the Purchaser a Warrant in the form attached hereto as Exhibit B to purchase that number of shares of Common Stock equal to the quotient of (A) $3,000,000 divided by (B) the Market Price on the Closing Date.

3.   THE PURCHASER'S REPRESENTATIONS AND WARRANTIES.

     The Purchaser represents and warrants to the Company as follows:

     a.   Purchase for Own Account.  The Purchaser is purchasing the Securities
          ------------------------
for the Purchaser's own account and not with a present view towards the distribution thereof. The Purchaser understands that the Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available.

     b.   Information.  The Purchaser has been furnished all materials relating
          -----------
to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to any such inquiries.

     c.   Governmental Review.  The Purchaser understands that no United States
          -------------------
federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     d.   Authorization; Enforcement.  The Purchaser has the requisite power and
          --------------------------
authority to enter into and perform its obligations under this Agreement and to purchase the Securities in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     e.   Transfer or Resale.  The Purchaser understands that (i) except as
          ------------------
provided in the Rights Agreement, the Securities have not been and are not being registered under

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

the Securities Act or any state securities laws, and may not be transferred unless (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred under an exemption from such registration, (C) sold under Rule 144 promulgated under the Securities Act (or a successor rule), or (D) sold or transferred to an affiliate of the Purchaser; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the Rights Agreement.

     f.   Legends.  The Purchaser understands that the certificates for the
          -------
Shares may bear a restrictive legend in substantially the following form:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.

     At the request of a holder of the Securities, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to such holder if, (a) such Securities have been sold in a transaction registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities have been made in reliance upon an exemption from registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Securities can be sold under Rule 144(k).

     g.   Accredited Investor Status.  The Purchaser is an "accredited investor"
          --------------------------
as that term is defined in Rule 501(a) of Regulation D. The Purchaser is not registered as a broker or dealer under Section 15(a) of the Exchange Act or a member of the National Association of Securities Dealers (the "NASD") as defined below.

     h.   Company Reliance.  The Purchaser understands that the Securities are
          ----------------
being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the

Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

     i.   No Tax Advice Provided By Company.  The Purchaser acknowledges and
          ---------------------------------
agrees that the Company and its advisors have not provided any advice to the Purchaser regarding the federal, state, local or foreign tax implications of the acquisition, ownership or disposition of the Securities and that it has been advised to consult its own tax advisor with respect to such implications.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to the Purchaser as follows:

     a.   Organization and Qualification.  The Company is a corporation duly
          ------------------------------
organized and existing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect.

     b.   Authorization; Enforcement.  (i) The Company has the requisite
          --------------------------
corporate power and authority to enter into and perform its obligations under this Agreement, the Warrant and the Rights Agreement, to issue and sell the Securities in accordance with the terms hereof; (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Securities) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required; (iii) this Agreement, the Warrant and the Rights Agreement have been duly executed and delivered by the Company; and (iv) this Agreement, the Warrant and the Rights Agreement constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The sale and issuance of the Securities (including upon conversion of the Shares and/or exercise of the Warrants) will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     c.   Capitalization.  The capitalization of the Company as of the date
          --------------
hereof is set forth on Schedule 4(c) attached hereto, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock. All of such outstanding shares of the Company's capital stock have been validly issued, fully paid and nonassessable. Except as set forth on Schedule 4(c), no shares of capital stock of the Company (including the Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as disclosed in Schedule 4(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act. Except as set forth on Schedule 4(c), there are no securities or instruments containing antidilution or similar provisions that may be triggered by the issuance of the Securities in accordance with the terms of this Agreement, and the holders of the securities and instruments listed on such Schedule 4(c) have waived any rights they may have under such antidilution or similar provisions in connection with the issuance of the Securities in accordance with the terms of this Agreement. The Company has made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation, as in effect on the date hereof, ("Certificate of Incorporation"), the Certificate of Designation, the Company's By-laws as in effect on the date hereof (the "By-laws") and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company, except for stock options granted under any employee benefit plan or director stock option plan of the Company.

     d.   Issuance of Securities.  The Shares and the Warrant that are being
          ----------------------
purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Rights Agreement and under applicable state and federal securities laws. The Conversion Shares issuable on conversion of the Shares being purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company's Certificate of Incorporation and Certificate of Designation, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Rights Agreement and under applicable state and federal securities laws.

     e.   No Conflicts.  The execution, delivery and performance of this
          ------------
Agreement, the Rights Agreement and the Warrant by the Company, and the consummation by the

Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Securities) will not (i) conflict with or result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, Certificate of Designation, By-laws and other organizational documents and neither the Company nor any of its subsidiaries are in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries are a party, except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for actual or possible violations, if any, the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement (including, without limitation, the issuance and sale of the Securities as provided hereby), in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the American Stock Exchange ("AMEX") and does not reasonably anticipate that the Common Stock will be delisted by AMEX in the foreseeable future based on its rules (and interpretations thereof) as currently in effect.

     f.   SEC Documents; Financial Statements.  Since June 30, 1999, the Company
          -----------------------------------
has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act (all of the foregoing filed since such date and prior to the date hereof, and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under United States generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, would not have a Material Adverse Effect.

     g.   Absence of Certain Changes.  Except as disclosed in the SEC Documents,
          --------------------------
since March 31, 2000, there has been no change or development which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

     h.   Absence of Litigation.  Except as disclosed in the SEC Documents,
          ---------------------
there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company's knowledge, threatened against or affecting the Company, or any of its subsidiaries, or any of their directors or officers in their capacities as such which would reasonably be expected to have a Material Adverse Effect or which would adversely affect the validity, enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement (including the issuance of the Shares and the Warrant), the Rights

Agreement, the Warrant (including the issuance of the Warrant Shares) or any other agreement or document delivered pursuant hereto or thereto.

     i.   Intellectual Property.  To the knowledge of the Company, the Company
          ---------------------
owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted and as proposed to be conducted. To the knowledge of the Company, the Company is neither infringing nor in conflict with any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as set forth on Schedule 4(i), the Company has not received written notice that it is infringing upon third party Intangibles. The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreements with respect to the validity of the Company's ownership or right to use its Intangibles and, to the knowledge of the Company, there is no basis for any such claim to be successful. To the knowledge of the Company, its Intangibles are valid and enforceable, and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company has complied, in all material respects, with its contractual obligations relating to the protection of the Intangibles used pursuant to licenses. Except as set forth on Schedule 4(i), to the Company's knowledge, no person is infringing on or violating the Intangibles owned or used by the Company.

     j.   Foreign Corrupt Practices.  Neither the Company, nor to the Company's
          -------------------------
knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of such person's actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     k.   Environmental.  To the Company's knowledge, except as disclosed in the
          -------------
SEC Documents (i) there is no environmental liability, nor factors likely to give rise to any environmental liability, affecting any of the properties of the Company that, individually or in the aggregate, would have a Material Adverse Effect and (ii) the Company has not violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and will not have a Material Adverse Effect.

     l.   Title.  The Company has good title in fee simple to all real property
          -----
and good title to all personal property owned by it which is material to its business, free and clear of all liens, encumbrances and defects except for such defects in title that, individually or in the aggregate, could not have a Material Adverse Effect. Any real property and facilities held under lease by the Company is held by the Company under valid, subsisting and enforceable leases with such exceptions which have not had and will not have a Material Adverse Effect.

     m.   Insurance.  The Company maintains such insurance relating to its
          ---------
business, operations, assets, directors and officers as is reasonably appropriate to its business, assets and operations, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, assets and operations, and such insurance coverage will be continued in full force and effect to and including the Closing Date other than those insurance coverages in respect of which the failure to continue in full force and effect could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

     n.   Disclosure.  All information relating to or concerning the Company set
          ----------
forth in this Agreement and the schedules hereto is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations, prospects or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company's securities.

     o.   Acknowledgment Regarding the Purchaser's Purchase of the Securities.
          -------------------------------------------------------------------
The Company acknowledges and agrees that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and the Purchaser is "arms length" and that any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser's purchase of Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

     p.   No Brokers.  The Company has not engaged any person to which or to
          ----------
whom brokerage commissions, finder's fees, financial advisory fees or similar payments are or will become due in connection with this Agreement or the transactions contemplated.

     q.   Tax Status.  The Company and each of its subsidiaries has made or
          ----------
filed (or has sought extensions for) all material federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company or the applicable subsidiary has set aside on its books provisions adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's tax returns is being audited by any taxing authority.

     r.   No General Solicitation.  Neither the Company nor any person
          -----------------------
participating on the Company's behalf in the transactions contemplated hereby has conducted any "general solicitation" or "general advertising" as such terms are used in Regulation D, with respect to any of the Securities being offered hereby.

     s.   No Integrated Offering.  Neither the Company, nor any of its
          ----------------------
affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

     t.   Form S-3 Eligibility.  The Company is currently eligible to register
          --------------------
the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. To the Company's knowledge, after reasonable investigation, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Rights Agreement).

     u.   Key Employees.  The Company acknowledges that each of James P.
          -------------
Scullion, Grant Evans, Yury Shapiro and Yuri Khidekel (each, a "Key Employee") is a full-time employee of the Company. In the event that any Key Employee's employment is terminated for any reason, the Company will use commercially reasonable efforts to find a replacement for such Key Employee, with substantially similar qualifications. Since April 26, 1999 each employee, officer, and director of the Company and each consultant to the Company has executed a Proprietary Information and Inventions Agreement substantially in the form or forms which have been delivered to counsel for the Purchaser. No current employee, officer, director, or consultant has excluded works or inventions made prior to his or her employment or consulting relationship with the Company from his or her assignment of inventions pursuant to such person's Proprietary Information and Inventions Agreement.

5.   COVENANTS.

     a.   Reasonable Commercial Efforts. The parties shall use their reasonable
          -----------------------------
commercial efforts timely to satisfy each of the conditions set forth in Section 6 and Section 7 of this Agreement.

     b.   Form D. The Company agrees to file a Form D with respect to the
          ------
Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

     c.   Reporting Status. So long as the Purchaser beneficially owns any
          ----------------
Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company's obligation in this Section 5(c) will terminate in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, wherein the Company is not the surviving or successor entity.

     d.   Use of Proceeds. The Company shall use the net proceeds from the sale
          ---------------
of the Shares solely for the research, design, development, marketing and manufacture of product and service solutions designed, developed and manufactured by the iTrust Business. The net proceeds from the sale of the Shares shall not be used by the Company for any other purpose or to retire or redeem outstanding debt or equity, make any payments to shareholders, directors, officers, employees or affiliates (other than reasonable salaries and other reasonable compensation related solely to the iTrust Business in the ordinary course of its business), or make any other distribution (by way of dividend or otherwise).

     e.   Reservation of Securities. The Company has and shall at all times
          -------------------------
have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion into Common Stock of the Shares and exercise of the Warrant. The Company shall not reduce the number of shares of Common Stock reserved for issuance on conversion of the Shares or exercise of the Warrant without the written consent of the Purchasers.

     f.   Listing. Within 30 days following the Closing Date, the Company shall
          -------
have secured the listing of the Conversion and the Warrant Shares, upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable thereunder. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the AMEX, the New York Stock Exchange ("NYSE") or the Nasdaq National Market ("NASDAQ") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws, rules, and regulations of the AMEX.

     g.   No Integrated Offering. Neither the Company, nor any of its
          ----------------------
affiliates, nor any person acting on its or their behalf, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior or future offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

     h.   Board Seat. The Purchaser shall have the right to designate, within 30
          ----------
days following the Closing Date, one member of the Company's Board of Directors to fill an existing vacancy (the "Board Designation Right"). In the event such person is no longer employed by or in a business relationship or affiliation with the Purchaser or takes another position within the Purchaser's organization which makes his or her continuing representation undesirable in the view of the Purchaser, the Purchaser shall be permitted to designate a new director. The person the Purchaser shall choose to be the designated director (if any) shall be nominated for re-election to the Corporation's Board of Directors at the Company's 2000 Annual Meeting of Stockholders and thereafter until otherwise decided by the Purchaser. If the Purchaser determines not to exercise its Board Designation Right, then for 30 days following the next occurring vacancy on the Board of Directors, the Purchaser shall have the right to designate one member to the Company's Board of Directors on the terms described above. At any time when a designee of the Purchaser does not hold office as a director of the Company, the Purchaser shall be entitled to appoint one board observer to the Company's Board of Directors solely for the purpose of monitoring all matters relating to the iTrust Business. Notwithstanding anything to the contrary in the governing documents of the Company, any board observer appointed by the Purchaser shall be entitled to attend all iTrust Business portions of meetings of the Board of Directors of the Company, in a non-voting capacity, and the Company shall provide such board observer with notice of any meetings and such other information related to the iTrust Business with respect to such meetings, and any meetings of any iTrust Business committees established by the Company's Board of Directors, as are delivered to the directors of the Company, including copies of all written consents. The rights to designate a member to the Board of Directors, to receive re-nominations to the Board of Directors or to appoint a board observer as provided herein shall expire and be of no further force or effect if the Purchaser and its affiliates shall cease to hold a majority of the originally issued Shares.

     1.   Nature of iTrust Business. So long as the Purchaser maintains
          -------------------------
ownership of at least 33% of its original investment (on the Purchaser's fully diluted basis) in the Company, the Company will not be permitted to materially alter the business of the iTrust Business without prior written notice to the Purchaser. The Company will be required to submit a business plan for the iTrust Business ("Business Plan") to the Purchaser on no less than an annual basis. Each annual Business Plan shall be revised to reflect material changes in the strategic plan of the iTrust Business and shall be appropriately amended from previous versions to update changes in financial assumptions and results of the iTrust Business. Each annual Business Plan shall require the written consent of the Purchaser prior to its finalization and implementation, which consent shall not be unreasonably withheld. Subject to the first sentence of this Section 5(i), the following actions by the Company in regard to the iTrust Business will require at least ten (10) days' the prior written notice to the Purchaser:

          (i) material changes to the fundamental business of the iTrust Business, including, but not limited to a termination of the iTrust Business; provided, however, that a termination of the iTrust business shall require the prior written consent of the Purchaser, which consent shall not be unreasonably withheld;

          (ii)  material changes to then existing Business Plan;

          (iii) except for the incurrence of indebtedness under the Company's existing lines of credit (which lines may be secured in part by assets related to the iTrust Business), the incurrence any indebtedness which is secured by assets used or in any way related to the iTrust Business or payment for which would be funded by proceeds derived from the iTrust Business;

          (iv) the reorganization of the iTrust Business into another legal entity, such as a corporation or limited liability company or any other fundamental change in the structure of the iTrust Business as a division of the Company; provided, however, that any reorganization of the iTrust business into a new legal entity shall require the prior written consent of the Purchaser, which consent shall not be unreasonably withheld;

          (v) the sale, license or other disposal of any assets used in, or in any way related to, the iTrust Business, in each case outside the ordinary course of business including, but not limited to, the sale or license of its intellectual property and/or technology outside the ordinary course of business used or in any way related to the iTrust Business; provided, however, that any such action shall require the prior written consent of the Purchaser, which consent shall not be unreasonably withheld;

          (vi) the entering into joint ventures or partnerships in which the Purchaser has not been presented the first opportunity to participate on at least as favorable terms and conditions as proposed to any other party; and

          (vii) the creation of material liens upon the assets and properties of the Company used or in any way related to the iTrust Business (other than those liens currently existing or other than equipment leasing obligations incurred in the ordinary course of business) individually, in the aggregate or in a series of related transactions in excess of $2,000,000.

     j. The Purchaser and the Company shall use reasonable commercial efforts to finalize within 45 days after the Closing in a manner that is mutually satisfactory to the parties: (a) a Master OEM agreement between the Purchaser and the Company containing terms described on Exhibit E hereto, and (b) an amendment ("Amendment") to the Sensor Product Design Services and Manufacturing Agreement dated April 9, 1999 between Identicator Technology, Inc. (a wholly owned subsidiary of the Company). The parties will also discuss other potential agreements between the parties, each such agreement identifying specific market opportunities and other related agreements as may be necessary or appropriate

6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The obligation of the Company hereunder to issue and sell Shares and Warrants to the Purchaser at the Closing hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (provided, however, that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion):

     a. The Purchaser shall have executed the signature page to this Agreement and delivered the same to the Company.

     b. The Purchaser shall have delivered to the Company the Investment Amount in accordance with Section 2(b) above.

     c. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

     d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     e.   Company and the Purchaser have entered into the Rights Agreement.

7.   CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE SHARES AND WARRANTS.

     The obligation of the Purchaser hereunder to purchase Shares and Warrants to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in the Purchaser's sole discretion):

     a. The Company shall have executed the signature pages to this Agreement and delivered the same to the Purchaser.

     b. The Company shall have delivered to the Purchaser certificates representing the number of Shares and the Warrant as provided in Section 2(b) above.

     c. Trading in the Common Stock (or on AMEX generally) shall not have been suspended or be under threat of suspension by the SEC or AMEX.

     d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed on behalf of the Company by its Chief Financial Officer, dated as of the Closing Date, to the foregoing effect and attaching true and correct copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance by the Company of its obligations under this Agreement.

     e. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

     f. The Purchaser shall have received an opinion of counsel to the Company, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

     g. From the date of this Agreement through the Closing Date, there shall not have occurred any Material Adverse Effect.

     h.   The Company and the Purchaser have entered into the Rights Agreement.

     i. The Company shall have filed, and the Delaware Secretary of State shall have accepted, the Certificate of Designation with respect to the Series A Preferred, in substantially the form of Exhibit A attached hereto.

8.   GOVERNING LAW; MISCELLANEOUS.

     a.   Governing Law;  Jurisdiction. This Agreement shall be governed by and
          ----------------------------
construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. All parties hereto irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding shall be determined in such courts. All parties hereto irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. All parties hereto further agrees that service of process upon such party mailed by first class mail to the address set forth in
Section 9(f) shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law. All parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     b.   Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof.

     c.   Headings. The headings of this Agreement are for convenience of
          --------
reference and shall not form part of, or affect the interpretation of, this Agreement.

     d.   Severability. If any provision of this Agreement shall be invalid or
          ------------
unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     e.   Entire Agreement; Amendments; Waiver. This Agreement and the
          ------------------------------------
instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and by the Purchaser. Any waiver by the Purchaser, on the one hand, or the Company, on the other hand, of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of the Purchaser, on the one hand, or the Company, on the other hand to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     f.   Notices. Any notices required or permitted to be given under the
          -------
terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier or confirmed telecopy (such confirmation being conclusive proof of receipt or delivery), in each case addressed to a party. The addresses for such communications shall be:

     If to the Company:

          Identix Incorporated
          510 N. Pastoria Avenue
          Sunnyvale, CA  94086
          Telephone No.:  (408) 731-2000
          Facsimile No.:  (408) 739-0178
          Attention: Mark S. Molina, Vice President, General Counsel and
          Secretary

     With a copy to:

          Richard A. Peers
          Heller Ehrman White & McAuliffe LLP
          525 University Avenue, Suite 1100
          Palo Alto, CA  94301-1900
          Telephone No.:  (650) 324-7000
          Facsimile No.:  (650) 324-0638

     If to the Purchaser:

          Motorola, Inc.
          1303 E. Algonquin Road
          Schaumburg, IL 60196
          Telephone:  (847) 435-3051
          Facsimile:  (847) 538 2250
          Attention:  Jim O'Connor, Director, Motorola Ventures

          With a copy to:

               Motorola Law Department
               1303 E. Algonquin Road
               Schaumburg, IL 60196
               Telephone:
               Facsimile:
               Attention:

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, IL 60603
               Telephone:  (312) 782-0600
               Facsimile:  (312) 701-7711
               Attention:  Edward S. Best, Esq.

     Each party shall provide notice to the other parties of any change in address.

     g.   Successors and Assigns. This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties and their successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, unless such assignment is made in connection with an asset sale, stock sale, merger, consolidation or other transaction in which the stockholders of the Company immediately prior to such asset sale, stock sale, merger, consolidation or other transaction own less than 50% of the voting stock of the surviving or acquiring entity. The Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

     h.   Third Party Beneficiaries. This Agreement is intended for the benefit
          -------------------------
of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by any other person.

     i.   Survival. The representations and warranties of the Purchasers set
          --------
forth in Section 3 and of the Company set forth in Section 4 shall survive for one year following the Closing Date, notwithstanding any due diligence investigation conducted by or on behalf of the Company or the Purchaser, respectively. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Purchaser may have under applicable federal or state securities laws.

     j.   Publicity. The Company and the Purchaser shall have the right to
          ---------
review and comment upon the issuance of any press releases, or the filing of any SEC, AMEX or NASD filings, or any other public statements with respect to the transactions contemplated hereby. The Purchaser shall be provided documents to review at least 48 hours prior to the filing or other issuance thereof except that draft press releases shall be provided to the Purchaser at least 24 hours prior to issuance.

     k.   Further Assurances. Each party shall do and perform, or cause to be
          ------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     l.   Termination. In the event that the Closing Date shall not have
          -----------
occurred on or before July 15, 2000, unless the parties agree otherwise in writing, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof; provided, however, that IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECULATIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, IN CONNECTION WITH PERFORMANCE UNDER THIS AGREEMENT. NEITHER PARTY WILL HAVE ANY LIABILITY TO THE OTHER BASED ON FAILURE TO ULTIMATELY CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREIN.

     m.   Joint Participation in Drafting. Each party to this Agreement has
          -------------------------------
participated in the negotiation and drafting of this Agreement. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

     n.   Fees and Expenses. Each party shall bear, whether or not the
          -----------------
transactions contemplated herein are consummated, its respective fees and expenses, including without limitation attorneys' fees, auditors' fees, investment banker fees and similar costs.

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

     IDENTIX INCORPORATED                 MOTOROLA, INC.

     By     /s/ James P. Scullion         By      /s/ W.E. Holtsburg
       ------------------------------       ----------------------------
     Name   James P. Scullion             Name    W.E. Holtsburg

     Title  President                     Title   Vice President

                    SCHEDULE  4 (c) -- CAPTALIZATION TABLE

                SCHEDULE 4 (i) - NOTICES REGARDING INTANGIBLES

     Digital Persona (DP) is marketing a finger print reader that contains microprisms beneath its platen. Identix believes that the product may infringe certain patent claims belonging to Identix such as those in U.S. Patents No. 5,732,148 and 6,069,969.

     DP owns an issued patent (U.S. Patent No. 5,796,858) claiming substantially
the same invention as a pending Identix patent application.   Additionally,
certain claims of the DP patent appear to be invalid in view of the above-
referenced Identix patents.   DP may contend that a current Identix fingerprint
reader may infringe certain claims of the DP patent, but Identix is considering
filing an interference proceeding in the Patent & Trademark Office.   As
Identix's pending patent application claims an invention that occurred prior to the filing date of the DP patent, Identix believes that is well-positioned to prevail in such a proceeding. If Identix prevails, Identix will obtain rights to certain of the broader claims of the DP patent.

     In a letter from DP's trademark counsel dated May 11, 2000, DP objected to Identix's use of the phrase "one touch" in marketing materials for certain of Identix's software products. DP owns U.S. trademark application no. 75/850853 ONE TOUCH. Identix responded that its use of "one touch" as a descriptive phrase of elements of its products does not violate any rights alleged to be owned by DP. In a letter dated May 30, 2000 from DP's trademark counsel, DP informed Identix that it does not intend to take action based on Identix's descriptive use of the phrase "one touch."

                    EXHIBIT A - CERTIFICATE OF DESIGNATION

                              EXHIBIT B - WARRANT

                    EXHIBIT E - MASTER OEM AGREEMENT TERMS

     The Master OEM/DEVELOPMENT Agreement for markets using biometric fingerprint technology between Motorola and the Company shall include the following terms and conditions, along with all the additional provisions that are customary and normal in agreements for such transaction types. Terms not otherwise defined in this Annex shall have the same meaning as in the Letter of Intent dated June 10, 2000 between the parties thereto.

     1.   Term.
          ----

     Five (5) year initial term (the "Initial Term"), with automatic two (2) year renewals (each a "Renewal Term"), until and unless either party provides notice to the other of their intent not to renew no later than ninety (90) days prior to the end of the Initial Term or a Renewal Term (the Initial Term and all Renewal Terms defined as the "Term"). The provisions of such MASTER OEM/DEVELOPMENT Agreement which shall survive the expiration or termination of such MASTER OEM/DEVELOPMENT Agreement shall be discussed by the Parties at time of definitive agreement.

     2.   Sale of Services, Sale/License of Hardware Products and License of
          ------------------------------------------------------------------
Software.
--------

     a.   Services, Hardware Products, Software. During the Term of the Master
          -------------------------------------
OEM Agreement, the Company shall offer to sell to Motorola, on terms and conditions set forth in the MASTER OEM/DEVELOPMENT Agreement, all services developed and sold by the Company in support of its Hardware Products (as defined below) and Software (as defined below, such services hereinafter referred to as "Services") and offer to sell all biometric finger imaging verification hardware products ("Hardware Products") and offer to license all biometric imaging verification software algorithms for client devices (Software") that are designed, developed and manufactured by the Company from time to time; provided, however, that Motorola shall be permitted to resell Hardware Products and sublicense Software to third parties only after the Hardware Products and Software are integrated and embedded into Motorola
products manufactured by or for Motorola (the "Motorola Devices").   Motorola
shall also be permitted to resell or lease the Services (on terms agreed to by
the parties) for use with Motorola Devices.   Motorola and the Company shall
also discuss, in good faith and in the spirit of mutual cooperation, opportunities for Motorola to purchase and/or license, certain of the Company's biometric imaging products and software for use, integration and commercialization by Motorola with Motorola Devices.

     b.   License.  The Company agrees to grant Motorola a non-exclusive, non-
          -------
assignable, worldwide, license under intellectual property rights of the Company under reasonable royalty terms to be agreed upon between the parties to use the biometric fingerprint Hardware Products and Software developed by the Company to develop and have developed, reproduce and have reproduced, prepare and have prepared derivative works of Hardware Products and Software solely for the purpose of optimizing the functionality of Motorola Devices ("Motorola Derivative Works"), and to make, use, sell, have made, offer to sell, , distribute and have distributed such Motorola Derivative Works for use in or for operation with, Motorola Devices. The parties will mutually agree as to what portions of the Company's technology (i.e. source code, circuit designs, schematics) that the Company will make available to Motorola to exercise the foregoing license. Motorola shall not reverse engineer Hardware Products or Software or decompile or otherwise dissemble any Software. The parties further agree that the Company's pre-existing technology and solely developed derivative works shall be solely owned by the Company; Motorola's pre-existing technology and solely developed derivative works shall be solely owned by Motorola; and jointly developed technology and derivative works shall be jointly owned, in each case with duties to account and patent filing rights to be as mutually agreed in writing by the parties. It is the intent of the parties to discuss the terms and conditions under which Motorola would grant the Company a license, under reasonable royalty terms to be agreed between the parties, to develop, have developed, reproduce and have reproduced, prepare and have prepared derivative works of Motorola Derivative Works and use, sell and commercialize such derivative works and Motorola Derivative Works.

     3.   Rights of First Negotiation; First to Market Rights.
          ---------------------------------------------------

     The Company shall not license/sell existing or new Software and/or Hardware Products to any third party for Biometric Service Capable applications
                                 -------------------------
("Company Products") unless and until Motorola is afforded first rights of negotiation pursuant to this Section 3; provided, however, that the foregoing limitation shall not restrict the Company from licensing or selling Company Products to third parties who are addressing markets, solutions or applications that Motorola is not then currently addressing in a material manner with
commercially available products or devices.   Motorola acknowledges that the
Company is currently selling/licensing its Hardware Products and Software into the information technology marketplace through OEM and other channel partners and this Section 3 is not intended to, and shall not, restrict the Company's ability to continue to market, sell and license Hardware Products and Software without restriction into these markets and channels. The terms Biometric
                                                               ---------
Service, and Biometric Service Capable are understood to mean  Company Products
--------------------------------------
that provide end-to-end biometric verification, authentication, content control or transaction management services, which services are delivered by the Company or its designee by way of a server or like product owned and/or licensed by or to Company. Any market lead the Company provides Motorola shall be governed by the definitive agreement between the parties containing those terms and conditions negotiated by the parties. If Motorola does not confirm its intent to enter into negotiations with the Company within 10 days from the date of initial offer by the

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Company for a particular launch of Motorola Devices using Company Products, the
Company shall be free to license/sell such Company Products to third parties. Company acknowledges that Company will not offer Motorola any new Company Product under this Section 3 until such time as the Company has a functioning prototype for such product. If Motorola confirms its intent to negotiate an agreement to launch Motorola Devices using Company Products, the parties shall use reasonable commercial efforts, in the spirit of good faith and mutual cooperation, to negotiate and sign a definitive agreement respecting the terms of purchase and license by Motorola of Company Products for such launch within 45 days of the date of the Company's initial offer; provided, however, that if the definitive agreement respecting such Company Products is not signed by the parties on or before that date which is 60 days after the Company's initial offer, the Company shall be free to license the relevant Company Products to third parties. The definitive agreement respecting the launch of Motorola Devices using Company Products shall include a restriction that the Company may not license/sell the Company Products to certain agreed upon parties for Biometric Service Capable applications for a period of six months after the date of qualification of the relevant Company Products by Motorola (as defined in the definitive agreement); provided, however, that detailed milestones for qualification shall be identified in the definitive agreement, and the Company shall be free to license Company Products to third parties prior to the end of any relevant six month period if qualification milestones are not met due to the actions or inaction of Motorola. The Company's rights and limitations to enter into discussions with such third parties regarding the potential license/sale of Company Products prior to the end of any applicable six month first to market period shall be defined in the definitive agreement.

     4.   Minimum Purchase Requirements.
          -----------------------------

     Motorola acknowledges that any grant of first to market rights by Company shall require some commitment by Motorola to minimum annual purchase requirements. The scope and duration of such a commitment shall be as negotiated by the parties from time to time.

     5.   Pricing; Most Favored Pricing.
          -----------------------------

     Pricing to Motorola for the Services, Hardware Products and Software shall be as agreed to between the parties from time to time. Should the parties reach agreement with respect to first to market rights that permits sales of the Services and Hardware Products and sublicenses of Software to third parties, the Company agrees to provide pricing to Motorola which is no less favorable than the pricing offered to any other customer of Company purchasing Services/Hardware Products, or licensing Software, in similar or lesser volumes as Motorola.

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

     6.   Manufacturing Rights.
          --------------------

     Motorola shall be the sole manufacturer of the Company's proprietary DFR 400 and later version fingerprint readers for use by and incorporation into Motorola Devices (and other identified products manufactured by or for Motorola), in each case on terms and conditions to be negotiated to the mutual satisfaction of the parties. Motorola shall have a right of first refusal to manufacture, on terms mutually satisfactory to the parties, the DFR 400 and later version fingerprint readers for incorporation in third-party products.

     7.   Joint Development.
          -----------------

     Motorola and the Company may collaborate with each other in the development of new Hardware Products for wireless applications and markets on terms and conditions mutually satisfactory to both parties. The terms of ownership of any jointly developed new Hardware Products will be included in the OEM/Development Agreement.

     8.   Royalties/Revenue Sharing.
          -------------------------

     Royalties payable by Motorola to the Company and service and/or sales proceeds received by Company from Biometric Services which Company will in part share with Motorola shall be as mutually agreed between the parties in the
definitive agreement.   The principal terms of the royalties and revenue share
to be addressed in the definitive agreement are as follows:

     (A) Motorola Devices which are not Biometric Service Capable ("Non-Biometric Service Capable Motorola Devices"). A reasonable per unit royalty will be due to the Company from Motorola for each Company Product ordered by Motorola for use, application or distribution with Non-Biometric Service Capable Motorola Devices. The royalty rate for such devices shall conform to a ramp-down royalty schedule as a function of volume.

     (B) Motorola Devices incorporating Hardware Products and/or Software that is Biometric Service Capable ("Biometric Service Capable Motorola Devices"). A reasonable per unit royalty will be due Company from Motorola for each Company Product ordered by Motorola for use, application or distribution with Biometric Service Capable Motorola Devices. The royalty rate for such devices shall conform to a ramp-down royalty schedule as a function of volume. It is the intent of the Parties that the royalty rate for the Biometric Service Capable Motorola Device will be lower than the royalty rate for the Non-Biometric Service Capable Motorola Device. Company will pay Motorola a royalty rebate equal to the royalty paid by Motorola to Company for a Biometric Service Capable Motorola Device if said device is activated by a Biometric Service (and such activation remains in place for a period of time agreed by the parties)

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

whether licensed by Company to a Company customer and/or operated by Company or Company's customer. Company and Motorola will discuss in good faith and the spirit of mutual cooperation the obligation on behalf of the Company to reimburse Motorola for the reasonable, average Motorola internal transfer price of the Company Products (e.g. the Biometric Fingerprint Reader) that are integrated into the activated Biometric Service Capable Motorola Device. Company will pay Motorola fifteen percent (15%) of the net sale price and/or service fees that Company receives from each Biometric Service providing services to Biometric Service Capable Motorola Devices.

     During negotiations of the Master OEM/Development Agreement the parties will work cooperatively together to define a plan to jointly approach, among other entities, wireless and internet service operators and other systems providers respecting the purchase or lease and use by such operators and providers of the Services. Motorola shall work diligently and in the spirit of partnership, good faith and cooperation with the Company to sign up such operators and providers for the purchase or lease of Services as promptly as practicable following execution of the definitive OEM/Development Agreement between the parties.

     10.  Commitment of Company Employees.
          -------------------------------

     The Company agrees to commit a reasonable number of full-time employees, including, but not limited to, the Key Employees, to the iTrust Business during the term of the OEM/Development Agreement.

     11.  Warranty, Payment, Other Terms.
          ------------------------------

     Other terms of the OEM/Development Agreement, including but not limited to warranty provisions, terms of payment of amounts due under the OEM/Development Agreement and indemnifications, shall be negotiated between the parties.

     Motorola shall have a preferred vendor position for ImageMOS and other integrated circuits to be designed in, sourced or manufactured by the Company.



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